UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 30, 2011
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
(State of incorporation)	(Commission File Number No.)	(IRS Employer Identification No.)
650 Massachusetts Ave, NW
Washington, D.C. 20001
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 30, 2011, Blackboard Inc., a Delaware corporation (“Blackboard”), Bulldog Holdings, LLC, a Delaware limited liability company (“Parent”), and Bulldog Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Acquisition Sub will, upon the terms and subject to the conditions thereof, merge with and into Blackboard (the “Merger”), with Blackboard surviving the Merger as a wholly owned subsidiary of Parent. Blackboard is a leading provider of enterprise software applications and related services to the education industry. Parent and Acquisition Sub are affiliates of investment funds managed by Providence Equity Partners (“Providence”). Blackboard’s board of directors (the “Board”), acting upon the unanimous recommendation of a transaction committee comprised of independent directors of the Board, unanimously approved the Merger Agreement and the Merger.
Upon the Merger becoming effective (the “Effective Time”), each share of Blackboard common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $45.00 in cash, without interest (the “Per Share Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement, excluding shares that are: (i) held by Blackboard or any wholly owned subsidiary of Blackboard (or held in Blackboard’s treasury); (ii) held by Parent, Acquisition Sub or any other direct or indirect wholly owned subsidiary of Parent; or (iii) held by any stockholders of Blackboard who properly exercise their appraisal rights under Delaware law.
Except as otherwise agreed to in writing between Parent, Blackboard and a holder of an option to purchase shares of Blackboard common stock or a holder of restricted stock, at the Effective Time:
•	each option (whether vested or unvested) to purchase shares of Blackboard common stock will be converted into cash equal to the number of shares of Blackboard common stock subject to such option multiplied by the difference between the Per Share Consideration and the per share exercise price of such option;

•	any shares of Blackboard common stock that constitute unvested restricted stock and are held by certain members of Blackboard’s senior management (the “Leadership Team”) will be subject to twelve months of accelerated vesting, and (i) each share of restricted stock that is vested will be converted into cash equal to the Per Share Consideration and (ii) each share of restricted stock that remains unvested will be converted into the right to receive, after the lapse of the forfeiture provisions applicable to such share of restricted stock immediately prior to the Effective Time, cash equal to the Per Share Consideration;

•	each share of Blackboard common stock that constitutes restricted stock (whether vested or unvested) and is not held by a member of the Leadership Team will be converted into cash equal to the Per Share Consideration; and

•	each restricted stock unit (whether vested or unvested) will be converted into cash equal to the number of shares of Blackboard common stock subject to such restricted stock unit multiplied by the Per Share Consideration.
The Merger Agreement contains customary representations, warranties and covenants by Parent, Acquisition Sub and Blackboard. Blackboard has agreed, among other things, (i) not to solicit, initiate or knowingly encourage (including by way of providing access to non-public information, subject to certain exceptions) alternative acquisition proposals from third parties and (ii) subject to certain exceptions, not to engage in any discussions or negotiations with any third parties regarding alternative acquisition proposals. Notwithstanding the limitations in the Merger Agreement, Blackboard retains the right to engage in discussions or negotiations regarding alternative acquisition proposals to the extent necessary to fulfill the Board’s fiduciary duties to Blackboard’s stockholders, subject to certain requirements. In addition, certain covenants require each of the parties to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement also requires Blackboard to take all reasonable action necessary to convene and hold a stockholders’ meeting and, subject to certain exceptions, requires the Board to recommend that Blackboard’s stockholders approve the Merger.

The completion of the Merger is subject to various customary closing conditions, including (i) the adoption of the Merger Agreement by the stockholders of Blackboard entitled to vote thereon, (ii) no court having issued an injunction that prohibits the consummation of the Merger and no court or governmental entity having enacted a law, rule or regulation that prohibits the consummation of the Merger and (iii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The Merger Agreement contains certain termination rights and provides that (i) in the event of termination of the Merger Agreement under specified circumstances, including, among others, termination by Blackboard to accept a superior offer or by Parent upon a change in the recommendation of the Board that Blackboard’s stockholders approve the Merger, Blackboard will owe Parent a cash termination fee of $49.1 million; and (ii) in the event of termination of the Merger Agreement due to Parent or Acquisition Sub’s failure to consummate the Merger on the required closing date, Parent will owe Blackboard a cash termination fee of $106.4 million. Investment funds managed by Providence have executed a Guarantee, dated June 30, 2011, pursuant to and subject to the terms and conditions of which they have guaranteed certain obligations of Parent under the Merger Agreement, including the payment by Parent of any termination fee that may become payable by Parent. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by February 10, 2012.
Parent has obtained equity financing commitments and debt financing commitments for the purposes of financing the transactions contemplated by the Merger Agreement, paying related fees and expenses and refinancing certain outstanding indebtedness of Blackboard. Investment funds affiliated with Providence have committed to capitalize Parent, at or immediately prior to the Effective Time, with an aggregate equity contribution in an amount up to $850 million on the terms and subject to the conditions set forth in an equity commitment letter dated June 30, 2011 (the “Equity Commitment Letter”). Affiliates of BofA Merrill Lynch, Deutsche Bank and Morgan Stanley (the “Lenders”) have committed to provide a $700 million first lien senior secured term loan facility, a $100 million first lien senior secured revolving credit facility and a $350 million second lien senior secured term loan facility on the terms and subject to the conditions set forth in a commitment letter dated June 30, 2011 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including without limitation, execution and delivery by the borrower and the guarantors of definitive documentation with respect to the appropriate loan documents consistent with the Debt Commitment Letter and specified documentation standards. The final termination date for the Debt Commitment Letter is the same as the termination date under the Merger Agreement, which is discussed above.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Blackboard or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Blackboard to Parent in connection with the signing of the Merger Agreement. This confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Blackboard and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Blackboard or Parent.
Item 7.01. Regulation FD Disclosure.
On July 1, 2011, Blackboard and Providence issued a joint press release announcing the execution of the Merger Agreement, the text of which is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Blackboard under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

2.1*	Agreement and Plan of Merger dated as of June 30, 2011, among Bulldog Holdings, LLC, Bulldog Acquisition Sub, Inc. and Blackboard Inc.

99.1	Joint Press Release issued by Blackboard Inc. and Providence Equity Partners dated July 1, 2011.

*	Schedules and certain exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Blackboard hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
Forward-Looking Statements
This Form 8-K contains forward-looking statements, including those regarding the proposed Merger. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals and approval by Blackboard’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including litigation related to the Merger itself); and other risks described in Blackboard’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-Q and Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Blackboard does not undertake any obligation to update any forward-looking statements.
Additional Information and Where to Find It
Blackboard intends to file with the SEC a proxy statement in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of Blackboard and will contain important information about the proposed Merger and related matters. BEFORE MAKING ANY VOTING DECISION, BLACKBOARD’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by Blackboard with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Blackboard by contacting Blackboard’s Investor Relations Department (i) by mail to Blackboard Inc., 650 Massachusetts Avenue, NW, 6th Floor, Washington, DC 20001, Attn: Investor Relations Department, (ii) by telephone at 202-463-4860 or (iii) by e-mail to Investor@Blackboard.com.
Participants in the Solicitation
Blackboard and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Blackboard’s stockholders in connection with the proposed Merger. Information about Blackboard’s directors and executive officers is set forth in Blackboard’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 18, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Blackboard by contacting Blackboard’s Investor Relations Department (i)

by mail to Blackboard Inc., 650 Massachusetts Avenue, NW, 6th Floor, Washington, DC 20001, Attn: Investor Relations Department, (ii) by telephone at 202-463-4860 or (iii) by e-mail to Investor@Blackboard.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Blackboard intends to file with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2011	BLACKBOARD INC. (Registrant)
	By:	/s/ John E. Kinzer
John E. Kinzer
Chief Financial Officer

EXHIBIT INDEX
2.1*	Agreement and Plan of Merger dated as of June 30, 2011, among Bulldog Holdings, LLC, Bulldog Acquisition Sub, Inc. and Blackboard Inc.

99.1	Joint Press Release issued by Blackboard Inc. and Providence Equity Partners dated July 1, 2011.

*	Schedules and certain exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Blackboard hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.